8-K





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): March 31, 2000


                            GROUP LONG DISTANCE, INC.
                      -------------------------------------
               (Exact name of Registrant as Specified in Charter)



            Florida                     0-21913                  65-0213198
(State or other jurisdiction          (Commission             (IRS Employer
         of organization)             File Number)          Identification No.)



      6600 North Andrews Avenue, Suite 140, Fort Lauderdale, Florida 33309
    -------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (954) 771-9696

Item 5.  Other Events

         On March 28, 2000, the Company and Coyote Network Systems, Inc. ("COYOTE") executed a Letter of Intent, which provides, among other things, for the merger between a wholly owned subsidiary of COYOTE and the Company. Pursuant to the merger, the shareholders of the Company would receive approximately $5.6 million in shares of COYOTE common stock.

         The transaction is subject to, among other things, approval by both the Company and COYOTE's board of directors, completion of due diligence, execution of definitive documents and approval by the shareholders of the Company. It is anticipated that the closing would occur in the Company's second fiscal quarter ending October 31, 2000.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         1.   Letter of Intent between COYOTE and the Company dated March 28,
              2000.

         2.   Press Release issued by the Company dated March 29, 2000.



                           EXHIBIT INDEX


Exhibit

99.3           Letter of Intent between COYOTE and the Company dated March 28,
               2000.

99.4           Press Release issued by the Company dated March 29, 2000.

                           SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                            GROUP LONG DISTANCE, INC.
                                            (Registrant)


                                            By: /s/ Glenn S. Koach
                                            --------------------------
                                            Glenn S. Koach
                                            President